EXHIBIT 10.32

MICROHELIX, INC.
2010 STOCK INCENTIVE PLAN

ARTICLE 1.  PURPOSE.

microHelix, Inc. (the "Company") has adopted this 2010 Stock Incentive Plan (this "Plan") in order to enable the Company to attract and retain highly qualified employees and directors and to promote a close identity of interests between the Company's employees, directors and its shareholders through the opportunity to acquire or increase a proprietary interest in the Company.  The Plan seeks to achieve this purpose by providing for awards in the form of Options (which may constitute incentive stock options or nonstatutory stock options) or Restricted Stock.  Capitalized terms not elsewhere defined have the meanings as defined in Article 14.

ARTICLE 2. ADMINISTRATION.

2.1           Committee Composition. The Committee shall administer the Plan.  The Committee shall consist exclusively of two or more Directors of the Company, one of which must be a non-executive director, who shall be appointed by the Board.  If the Board has not appointed a Committee, the Board shall administer the Plan, and all references in the Plan to the Committee shall be deemed to mean the Board.  In addition, unless otherwise determined by the Board, at all times that the Company is subject to Section 16 of the Exchange Act, the composition of the Committee shall satisfy:

(a)           Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act;

(b)           Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code (or its successor); and

(c)           Such requirements as the applicable national securities exchange may establish for independent directors under its rules (e.g., Nasdaq Rule 5605(a)(2), or its successor).

2.2           Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine:  (a) which Employees and Directors shall receive awards, (b) the time or times when awards shall be granted, (c) the type or types of awards to be granted, and (d) the number of Shares which may be issued under each award.  In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant.  The Committee shall also have such additional powers as are delegated to it by the Plan.  Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as ISOs, and to make all other determinations necessary or advisable for administering the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an award in the manner and to the extent it shall deem expedient to carry it into effect.  The determinations of the Committee on the matters referred to in this Section 2.2 shall be conclusive.  The Committee shall report all actions taken under the Plan to the Board within a reasonable time after taking such action.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1           Basic Limitations. Shares issued pursuant to the Plan may be authorized but unissued shares.  The maximum aggregate number of Shares reserved and available for issuance pursuant to awards under the Plan is 8,783,383, subject to adjustment pursuant to Section 8.1.  The aggregate number of Shares with respect to which Options may be granted to any individual Participant during any calendar year shall not exceed 7,500,000.

3.2           Additional Shares. If Shares of Restricted Stock or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for awards under the Plan.  If Options are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for awards under the Plan.  If Shares of Restricted Stock are surrendered to or withheld by the Company to satisfy tax withholding obligations, such Shares shall again become available for awards under the Plan.  The foregoing notwithstanding, the aggregate number of Shares that may be issued under the Plan upon exercise of ISOs shall not be increased when Restricted Stock or other Shares are forfeited.

ARTICLE 4. ELIGIBILITY.

4.1           Incentive Stock Options. Only Employees shall be eligible for the grant of ISOs.  In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

4.2           Other Grants. Only Employees and Directors shall be eligible for the grant of Restricted Stock or NSOs.

ARTICLE 5. OPTIONS.

5.1           Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The Stock Option Agreement shall specify whether the Option is an ISO or a NSO.  Any Option not clearly identified as an ISO shall be deemed an NSO.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2           Number of Shares; Grant Date. Each Stock Option Agreement shall specify the grant date, the number of Shares subject to the Option and shall provide for the adjustment of such number in accordance with Section 8.1.  The Grant Date shall be the date that the award was approved by the Committee.

5.3           Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.

5.4           Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable.  The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant.  A Stock Option Agreement may provide for accelerated exercisability and vesting in the event of the Optionee's death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service.  Whether an authorized leave of absence, military or governmental service, Disability or temporary absence from employment for any other reason constitutes the termination of employment for purposes of the Plan shall be conclusively determined by the Committee.  Unless the Stock Option Agreement evidencing an Option provides otherwise, the following provisions shall apply in the event of the Optionee's termination of Service as an Employee or Director:

(a)           In the event an Optionee's Service terminates for any reason other than because of retirement, Disability or death, any Option held by the Optionee may be exercised at any time prior to the expiration date of the Option, or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination.

(b)           In the event an Optionee's Service terminates for any reason other than because of Disability or death and the Optionee has obtained age 65 or older as of the date of such termination, any Option held by the Optionee may be exercised at any time prior to the original expiration date of the Option, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination.

(c)           In the event an Optionee's Service terminates because of Disability, any Option held by the Optionee may be exercised at any time prior to the expiration date of the Option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination.

(d)           In the event of the death of an Optionee while providing Service to the Company or any Affiliate, such Option shall become immediately exercisable in its entirety and may be exercised at any time prior to the expiration date of the Option, or the expiration of one year after the date of such death, whichever is the shorter period, but only by the person or persons to whom such Optionee's rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

(e)           The Committee, at the time of grant or at any time thereafter, may extend the post-termination expiration periods otherwise applicable to options any length of time not later than the original expiration date of the Option, and may increase the portion of the Option that is exercisable and vested, subject to such terms and conditions as the Committee may determine.

(f)           To the extent that the Option of any deceased Optionee, or of any Optionee whose Service terminates, is not exercised within the applicable period, all further rights to purchase Shares pursuant to such Option shall cease and terminate.

5.5           Limitation on ISOs. To the extent that an aggregate Fair Market Value of Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year under the Plan and any other plan of the Company or its Affiliates shall exceed $100,000, such Option shall be treated as a NSO.  Such Fair Market Value shall be determined as of the date on which such ISO was granted.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

6.1           General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as follows:

(a)           In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement.  The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b)           In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2           Surrender of Stock. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee, which have been held and fully paid for by the Optionee for at least six months prior to the date of such exercise.  Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.  The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

6.3           Exercise/Sale. To the extent that this Section 6.3 is applicable and to the extent permitted by applicable laws, regulations and rules, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4           Exercise/Pledge. To the extent that this Section 6.4 is applicable and to the extent permitted by applicable laws, regulations and rules, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

6.5           Promissory Note. To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.

6.6           Other Forms of Payment. To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. RESTRICTED STOCK.

7.1           Restricted Stock Agreement. Each grant of Restricted Stock under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company.  Such Restricted Stock shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2           Payment for Awards. Subject to the following sentence, Restricted Stock may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

7.3           Vesting Conditions. Awards of Restricted Stock may be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement.  A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, Disability or retirement or other events.

7.4           Performance-Based Awards.  The Committee may grant performance-based awards of Restricted Stock to employees of the Company.  The number of Shares of each performance-based award shall be limited to such number of Shares whose aggregate Fair Market Value, as of the date of the award, does not exceed an amount equal to the recipient's annual base salary at the time of the award.  The performance criteria of each performance-based award may be based upon Company sales or revenue, gross margin, net earnings, or return on equity or invested capital, or any of such performance criteria, as established by the Committee at the time of each award.

7.5           Effect of Change in Control.  The Committee may determine, at the time of granting Restricted Stock or thereafter, that all or part of such Restricted Stock shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an involuntary termination after a Change in Control.

7.6           Voting and Dividend Rights. The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company's other shareholders.  A Restricted Stock Agreement, however, may require that the holders of Restricted Stock invest any cash dividends received in additional Restricted Stock.  Such additional Restricted Stock shall be subject to the same conditions and restrictions as the award with respect to which the dividends were paid.

ARTICLE 8. CORPORATE EVENTS.

8.1           Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares or in the event of a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, corresponding adjustments shall automatically be made in each of the following:

(a)           The number of Options and shares of Restricted Stock available for future awards under Article 3;

(b)           The number of Shares covered by each outstanding Option; or

(c)           The Exercise Price under each outstanding Option.

In the event of a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a recapitalization, a spin-off, merger, consolidation or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate, including, but not limited to, the cancellation of outstanding awards following the provision of notice to Participants and an opportunity to exercise such award, if applicable.  Except as provided in this Article 8, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

8.2           Dissolution or Liquidation. To the extent not previously exercised Options shall terminate immediately prior to the dissolution or liquidation of the Company.

8.3           Discretionary Acceleration of Options Upon Change of Control.

(a)           In the event of a Change in Control, the Committee may determine that each outstanding Option shall become immediately exercisable to the full extent theretofore not exercisable.  Notwithstanding the foregoing, any Optionee shall be entitled to decline the acceleration of all or any of his or her Options, if he or she determines that such acceleration may result in adverse tax consequences to him or her.

(b)           In the event of:  (i) a merger, exchange or consolidation in which the Company is not the resulting or surviving corporation (or in which the Company is the resulting or surviving corporation but becomes a subsidiary of another corporation); (ii) a transfer of all or substantially all the assets of the Company; (iii) the transfer of more than 50% of the stock of the Company, or (iv) the dissolution or liquidation of the Company (each, a "Transaction"), the Committee shall notify Optionees in writing of the proposed Transaction (the "Proposal Notice") at least 30 days prior to the effective date of the proposed Transaction.  The Committee shall, in its sole discretion, and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding Options under the Plan:

(i)           Outstanding Options shall be converted into Options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction.  The amount, type of securities subject thereto and exercise price of the converted Options shall be determined by the Committee and based on the exchange rate, if any, used in determining shares of the surviving corporation to be issued to Optionees of shares of the Company.  If there is no exchange rate in the Transaction, the Committee shall, in making its determination, take into account the relative values of the companies involved in the Transaction and such other factors as it deems relevant.  Such converted Options shall be fully vested.

(ii)          The Committee shall provide a 30-day period prior to the consummation of the Transaction during which outstanding Options may be exercised without any limitation on exercisability, and upon consummation of such Transaction, all unexercised Options shall immediately terminate.  If the Committee elects to provide such 30-day period for the exercise of Options, the Proposal Notice shall so state.  Optionees, by written notice to the Company, may exercise their Options and, in so exercising the Options, may condition such exercise upon, and provide that such exercise shall become effective immediately prior to, the consummation of the Transaction, in which event Optionees need not make payment for the Shares to be purchased upon exercise of Options until five days after written notice by the Company to the Optionees that the Transaction has been consummated (the "Transaction Notice").  If the Transaction is consummated, each Option, to the extent not previously exercised prior to the consummation of the Transaction, shall terminate and cease being exercisable as of the effective date of such consummation.  If the Transaction is abandoned, (A) all outstanding Options not exercised shall continue to be exercisable, to the extent such Options were exercisable prior to the date of the Proposal Notice, and (B) to the extent that any Options not exercised prior to such abandonment shall have become exercisable solely by operation of this Section 8.3, such exercisability shall be deemed annulled, and the exercisability provisions otherwise in effect shall be reinstituted, as of the date of such abandonment.

ARTICLE 9. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs.  Such awards may be settled in the form of Shares issued under this Plan.  Such Shares shall, when issued, reduce the number of Shares available under Article 3.

ARTICLE 10. LIMITATION ON RIGHTS.

10.1         Retention Rights. Neither the Plan nor any award granted under the Plan shall be deemed to give any individual a right to remain an Employee or Director.  The Company and its Affiliates reserve the right to terminate the Service of any Employee or Director at any time, with or without cause, subject to applicable laws, the Company's articles of incorporation and by-laws and a written employment agreement (if any).

10.2         Shareholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her award prior to the time when a stock certificate for such Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Shares by filing any required notice of exercise and paying any required Exercise Price.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

10.3         Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 11. WITHHOLDING TAXES.

11.1         General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan.  The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

11.2         Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired.  Such Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE 12. PLAN TERM; AMENDMENT AND TERMINATION.

12.1         Term of the Plan. The Plan, as set forth herein, shall become effective as of the date it is adopted by the Board, and shall remain in effect until it is terminated under Section 12.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Shares available under Article 3 that was approved by the Company's shareholders.

12.2         Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan.  An amendment of the Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable laws, regulations or rules or requirements of any applicable governmental authority or listing organization governing the trading of the Company's stock.  No awards shall be granted under the Plan after the termination thereof.  The termination of the Plan, or any amendment thereof, shall not affect any award previously granted under the Plan.

The Committee may amend the terms of any award theretofore granted (and the award agreement with respect thereto), prospectively or retroactively, but subject to Section 11.1 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent and no such amendment may effect a repricing of any award without approval of the Company's shareholders.

ARTICLE 13. LIMITATION ON CHANGE IN CONTROL PAYMENTS.

13.1         Scope of Limitation. This Article 13 shall apply to an award only if:

(a)           The independent auditors most recently selected by the Board (the "Auditors") determine that the after-tax value of such award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Article 13 than it was before the application of this Article 13; or

(b)           The Committee, at the time of making an award under the Plan or at any time thereafter, specifies in writing that such award shall be subject to this Article 13 (regardless of the after-tax value of such award to the Participant).

If this Article 13 applies to an award, it shall supersede any contrary provision of the Plan or of any award granted under the Plan.

13.2         Basic Rule. In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount.  For purposes of this Article 13, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

13.3         Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice.  If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election.  For purposes of this Article 13, present value shall be determined in accordance with section 280G(d)(4) of the Code.  All determinations made by the Auditors under this Article 13 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable.  As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

13.4         Overpayments and Underpayments. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder.  In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, the Participant shall repay such Overpayment to the Company; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount that is subject to taxation under section 4999 of the Code.  In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

13.5         Related Corporations. For purposes of this Article 13, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 14. DEFINITIONS.

14.1         "Affiliate" means any Parent or Subsidiary.

14.2         "Board" means the Company's Board of Directors.

14.3         "Change in Control" means:

(a)           A change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated pursuant to the Exchange Act as in effect on the date this Plan was initially adopted; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any person hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of the Company's voting securities; or

(b)           During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by the Company's shareholders of each new Director was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of the period; or

(c)           There shall be consummated (i)  any consolidation, merger or exchange involving the Company in which the Company is not the continuing or surviving corporation or pursuant to which voting securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of voting securities immediately prior to the merger have the same, or substantially the same, proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or

(d)           Approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

14.4         "Code" means the Internal Revenue Code of 1986, as amended.

14.5         "Committee" means the compensation committee of the Board, which is composed of Directors as described in Article 2.

14.6         "Company" means microHelix, Inc. an Oregon corporation.

14.7         "Director" means a member of the Board.

14.8         "Disability" means the condition of being permanently disabled within the meaning of Code Section 22(e)(3), namely being unable to engage in any substantial gainful employment be reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months.

14.9         "Employee" means a common-law employee of the Company or an Affiliate.

14.10       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

14.11       "Exercise Price" means the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

14.12       "Fair Market Value" means the closing or last sale price of the common stock on the primary exchange for the common stock (as determined by the Board of Directors) or reported by such quotation system on the trading day immediately preceding the date of grant (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade), if the Company's common stock is listed or admitted to unlisted trading privileges on any national securities exchange, or is not so listed or admitted but transactions in the common stock are reported on an inter-dealer quotation system.  In the event common stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

14.13       "ISO" means an incentive stock option described in section 422(b) of the Code.

14.14       "NSO" means a stock option not described in sections 422 or 423 of the Code.

14.15       "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

14.16       "Optionee" means an individual or estate who holds an Option.

14.17       "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.18       "Participant" means an individual or estate who holds an award.

14.19       "Plan" means this 2010 Stock Incentive Plan, as amended from time to time.

14.20       "Restricted Stock" means Shares awarded under the Plan.

14.21       "Restricted Stock Agreement" means the agreement between the Company and the recipient of a Restricted Stock award that contains the terms, conditions and restrictions pertaining to such Restricted Stock.

14.22       "Service" means service as an Employee or Director.

14.23       "Share" or "Shares" means one or more shares of the Common Stock of the Company, including any stock into which the Common Stock may be converted into in the future.

14.24       "Stock Option Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

14.25       "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.